Exhibit 99.1

Live Oak Mobility Acquisition Corp. Announces Redemption of Public Shares and Subsequent Dissolution

MEMPHIS, Tenn., March 3, 2023 – Live Oak Mobility Acquisition Corp. (NYSE: LOKM, LOKM.U, LOKM WS) (“LOKM” or the “Company”) today announced that it will redeem all of its outstanding shares of Class A common stock sold as part of the units in the Company’s initial public offering (whether they were purchased in the initial public offering or thereafter in the open market) (the “public shares”), effective as of the close of business on March 20, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “Charter”).

Pursuant to the Charter, if the Company does not consummate an initial business combination by March 6, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware to provide for claims of creditors and the requirements of applicable law.

The Company will provide an estimate of the per-share redemption price for the public shares in the coming days. Funds in the Company’s trust account, including any interest thereon, will not be used to pay for any excise tax imposed under the Inflation Reduction Act of 2022.

The Company anticipates that the public shares will cease trading effective before the open of business on March 7, 2023. As of the close of business on March 20, 2023, the public shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless, and the Company’s Class B common stock issued prior to the Company’s initial public offering. After March 6, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Live Oak Mobility Acquisition Corp.

Live Oak Mobility Acquisition Corp. is a blank check company incorporated in Delaware formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 30, 2022, and our Quarterly Reports on Form 10-Q filed with the Commission on May 16, 2022, August 11, 2022, and November 9, 2022, and in other reports we file with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Gary K. Wunderlich, Jr.

Chief Financial Officer, President and Secretary

Live Oak Mobility Acquisition Corp.

(901) 685-2865

gwunderlich@liveoakmp.com